                      THIRD AMENDMENT TO LEASE

This Third Amendment to Sublease and Lease Agreement is dated, for reference purposes only, as of April 16, 1997, and is entered into by and between TMT Associates, LLC ("Landlord") and Inhale Therapeutics Systems, Inc. ("Tenant"), for the purpose of amending that certain Sublease and Lease Agreement dated as of October 2, 1996, as previously amended by the First Amendment to Sublease and Lease Agreement dated as of October 30, 1996, and by the letter amendment dated April 9, 1997 (collectively the "Lease") by and between Landlord and Tenant concerning the lease of the property located at 1515 Industrial Way, Belmont, California, as more specifically described in the Lease (the "Premises").

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged (including, without limitation, the making of a $5,000,000 loan by Tenant to Landlord the ("$5,000,000 Loan"), the parties agree as follows:

1. CONDITIONS TO EFFECTIVENESS: The effectiveness of this Third Amendment is hereby conditional upon the closing of the $5,000,000 Loan and acquisition of fee simple title to the Premises by Landlord by April 30, 1997 (collectively the "Closing"). Unless and until such transactions shall have been consummated, this Third Amendment shall be of no force or effect.

2. DEFINITIONS: All capitalized terms used but not defined herein shall have the meanings assigned to them in the Lease.

3.  TENANT IMPROVEMENT LOAN; PARAGRAPH 3.1(b) OF LEASE.  Landlord and
    Tenant acknowledge and agree that Paragraph 3.1(b) of the Lease provides that Tenant shall pay an interest rate under the Tenant Improvement Loan which is equal to the rate payable by Landlord thereunder, plus two percent (2%). Landlord and Tenant further acknowledge and agree that such two percent (2%) increase in the interest rate payable by Tenant under the Tenant Improvement Loan is for the purpose of mitigating the tax impacts on Landlord of providing the Tenant Improvement Loan to Tenant, due to the fact that all rent payable to Landlord under the Lease must be recognized as income, but that the principal amount of the Tenant Improvement Loan repaid by Landlord cannot be deducted. Landlord and Tenant shall use due diligence and reasonable efforts to investigate alternate means by which the tax impacts on Landlord in connection with the Tenant Improvement Loan can be eliminated in a manner other than the payment by Tenant of the additional two percent (2%) to be included in the interest rate payable by Tenant under the Tenant Improvement Loan. In the event an alternative method can be determined which is approved by both Landlord and Tenant, such approval not to be unreasonably withheld, then the additional two percent (2%) to be included in the interest rate payable by the Tenant under the Tenant Improvement Loan shall be deleted from Paragraph 3.1(b) of the Lease at such time as both Landlord and Tenant have reasonably approved such alternative, which may include, by way of example, and not by way of limitation, allocation to Landlord of the right to an increased amount of depreciation on the tenant improvements.

4. RENT COMMENCEMENT DATE: The parties agree that Tenant's obligation to pay Base Rent under the Lease shall commence upon July 1, 1997.

5. RETENTION OF BROKERS: Landlord and Tenant shall mutually agree upon the broker to be retained in connection with pursuing any Tenant Improvement Loan, other than a loan from SunAmerica Life Insurance Company.

6. COUNTERPARTS: This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same agreement.

7.  NO FURTHER MODIFICATION:  Except as modified by this Third
    Amendment, the Lease remains unchanged and in full force and effect.

In Witness Whereof, the undersigned have entered into this Third Amendment, to be effective as of the Closing:

Inhale Therapeutic Systems, Inc.

BY:       ____________________________________________

NAME:     ____________________________________________

TITLE:    ____________________________________________

TMT ASSOCIATES LLC,
a California limited liability company

BY:       /s/  Kiet Nguyen
          --------------------------------------------

NAME:          Kiet Nguyen
          --------------------------------------------

TITLE:         Member
          --------------------------------------------

AND BY:   /s/ Thomas Peirona
          --------------------------------------------

NAME:         Thomas Peirona
          --------------------------------------------

TITLE:        Member
          --------------------------------------------